EXHIBIT 23.1
                                                                    ------------

PRICEWATERHOUSECOOPERS

                                                  PricewaterhouseCoopers LLP
                                                  1000 Morgan Keegan Tower
                                                  Fifty North Front Street
                                                  Memphis, TN 38103
                                                  Telephone (901) 522 2000
                                                  Facsimile (901) 523 2045







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan and TBC Corporation's 2000 Stock Option Plan of our reports dated January 29, 2001, relating to the consolidated financial statements and financial statement schedule of TBC Corporation and its subsidiaries, as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, which reports are included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP




Memphis, Tennessee
March 26, 2001

















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